Exhibit E



                                                           September 16, 2002



Symbol Technologies, Inc.
Symbol Acquisition Corp.
One Symbol Plaza
Holtsville, New York  11742

Ladies and Gentlemen:

     Each of Symbol Technologies, Inc. and Symbol Acquisition Corp. hereby agrees to file jointly, where permissible, with the Securities and Exchange Commission (the "SEC") any statement containing the information required by any SEC rule with respect to the same securities. The undersigned hereby agree that any such statement shall be filed on behalf of each of them.

                                     Very truly yours,

                                     SYMBOL TECHNOLOGIES, INC.


                                     By:          /s/ Leonard Goldner
                                         -------------------------------
                                         Name:    Leonard Goldner
                                         Title:   Executive Vice President and
                                                  General Counsel


                                     SYMBOL ACQUISITION CORP.


                                     By:          /s/ Leonard Goldner
                                         -------------------------------
                                         Name:    Leonard Goldner
                                         Title:   Vice President, Secretary and
                                                  Assistant Treasurer